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                                                                      Exhibit 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-55179 of Koger Equity, Inc. on Form S-3, Registration Statement No. 33-54617 of Koger Equity , Inc. on Form S-8, Registration Statement No. 333-20975 of Koger Equity, Inc. on Form S-3, Registration Statement No. 333-23429 of Koger Equity, Inc. on Form S-8 and Registration Statement No. 333-37919 of Koger Equity, Inc. on Form S-3 of our report dated March 19, 1998, on the statement of revenues and certain expenses of Birmingham Colonnade for the year ended December 31, 1997 appearing in this Current Report on Form 8-K of Koger Equity, Inc., dated March 23, 1998.



DELOITTE & TOUCHE LLP
Jacksonville, Florida
March 26, 1998


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